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                                                                    EXHIBIT 10.3



                                January 1, 1997




Vans, Inc.
2095 Batavia
Orange, CA  92865

         Re:  C.C.R.L., LLC

Gentlemen:

         Pursuant to the terms of an Amended and Restated Operating Agreement (the "Agreement") for C.C.R.L., LLC (the "Company"), the undersigned, Creative Artists Agency, Inc. ("CAA"), Codikow & Carroll, a P.C. ("C&C") and Kevin Lyman Production Services ("KLP," and together with CAA and C&C, the "Founding Members"), have agreed to admit Vans, Inc. ("Vans," and together with the Founding Members, the "Members") as a member in the Company. In connection with the admission of Vans, the following sets forth our understanding regarding compensation currently due and payable to each of the Founding Members and the compensation for certain services to be rendered during the Company's fiscal year ending December 31, 1997 (the "1997 Year").

         1. As of the date hereof, the Company is indebted to Kevin Lyman ("Lyman") for production service fees and other compensation for services rendered and related disbursements of $_________, to C&C for legal services rendered and related disbursements of $_________ and to Vans for marketing and promotional fees paid in connection with performances of the Vans Warped Tour in the United Kingdom of $10,092.39. Upon the execution and delivery of the Agreement, the Company shall pay the amounts due and owing to Lyman, C&C and Vans.

         2. During the 1997 Year, unless otherwise authorized in accordance with the Agreement, CAA shall perform all reasonably and necessary booking and scheduling services required by the Company, C&C shall perform legal services for the Company in accordance with its historical practices and KLP and its principal, Lyman shall devote not less than ninety percent (90%) of their respective business time in the performance of promotional services and activities for the Company. During the 1997 Year, neither Lyman nor KLP shall perform services and activities similar to those performed for the Company for
(i) any tour or event which competes with the Vans Warped Tour, and (ii)
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Vans, Inc.
January 1, 1997
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for any competitor of Vans.  The Members agree that, during the 1997 Year, agency, legal and promotional services, as the case may be, rendered in connection with the portion of the Vans Warped Tour scheduled for the summer of 1997 shall be rendered to the Company for a fixed fee of $60,000 ($180,000 in the aggregate), exclusive of reasonable and necessary disbursements.

         3. In the case of KLP or Lyman, the Company shall pay the promotional fees to KLP or Lyman in equal monthly or bi-monthly installments (as requested by Lyman or KLP) commencing on January 1, 1997. In the case of CAA and C&C, the Company shall pay all fees within five (5) business days after the final performance of The Vans Warped Tour scheduled for the summer of 1997.

         4. Prior to the end of the portion of the Vans Warped Tour scheduled for the summer of 1997, the parties shall negotiate in good faith with respect to compensation for services rendered subsequent to the summer of 1997 based upon, among other factors, the financial results of the Company during such summer performances, the efforts of the Members on behalf of the Company and other market standards.

         5. The Company intends to reacquire the merchandising rights to the Vans Warped Tour from Sony Merchandising. The parties agree that subsequent to the reacquisition of such rights, notwithstanding anything in the Agreement to the contrary, net income received by the Company from merchandising activities shall be shared 50% by the Founding Members and 50% by Vans.

         This letter agreement and the Agreement constitute the complete and exclusive agreement among the Members with respect to the subject matter hereof and thereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Agreement shall be binding on the Members and their respective successors and assigns. This Agreement may be executed in counterparts.





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Vans, Inc.
January 1, 1997
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         Please acknowledge your acceptance of the foregoing by signing where indicated below.



                                        Sincerely,

                                        CREATIVE ARTISTS AGENCY, LLC


                                        By: /s/ TOM ROSS
                                           --------------------------------
                                             Tom Ross

                                        CODIKOW & CARROLL, a PC

                                        By: /s/ DAVID CODIKOW
                                           --------------------------------
                                             David Codikow

                                        KEVIN LYMAN PRODUCTION
                                        SERVICES

                                        By: /s/ KEVIN LYMAN
                                           --------------------------------
                                             Kevin Lyman


ACCEPTED AND AGREED TO:

VANS, INC.

By: /s/ GARY SCHOENFELD
   --------------------------------
     Gary H. Schoenfeld
     President and Chief Operating
       Officer

     /s/ KEVIN LYMAN
    -------------------------------
         Kevin Lyman





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